Exhibit 10.3
SECOND AMENDMENT
TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY
AND ESCROW INSTRUCTIONS
     THIS SECOND AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS (this “Second Amendment”) is made and entered into as of July 7, 2006 by and between GREIT – 525 AND 600 B STREET, LP, a Virginia limited partnership (“Seller”), and LEGACY PARTNERS REALTY FUND II, LLC, a Delaware limited liability company (“Buyer”).
WITNESSETH:
     WHEREAS, the parties entered into a Agreement for Purchase and Sale of Real Property and Escrow Instructions dated May 11, 2006 (as it has been amended, the “Agreement”) for sale of property located at 600 B Street, San Diego (“Property”), and
     WHEREAS, the parties desire to modify the Agreement as set forth herein;
     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Section 7.2.1 of the Agreement is hereby modified by deleting the phrase “the date which is twenty (20) business days following the expiration of the Inspection Period” and replacing it with “July 18, 2006”.
     2. Exhibit I is hereby modified to include as Personal Property the following, to the extent owned by Seller:
     (a) Access control system (including software and computers), building office furniture, fixtures and equipment, including six PC’s, printers, file cabinets, desks, chairs, a large conference room table, black leather chairs, various artwork, microwave; (b) engineering furniture, tools, and hydraulic man lift; (c) lobby furniture, including leather chairs; (d) engineer and parking break room furniture; (e) engineer locker room includes lockers and benches; (f) furniture, file boxes, computer equipment, building doors and light fixtures located in storerooms.
     3. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile signature. In the event of any conflict or inconsistency between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall govern and control. Except as expressly amended hereby, the Agreement is in full force and effect and the terms and conditions thereof are ratified and reaffirmed in their entirety.

IN WITNESS WHEREOF, Seller and Buyer have executed this Second Amendment as of the date referenced above.
SELLER:
GREIT — 525 AND 600 B STREET, LP,
a Virginia limited partnership

By:	GREIT - 525 and 600 B Street GP, LLC,
a Virginia limited liability company
Its:	General Partner

	By:	G REIT, L.P.,
a Virginia limited partnership,
	Its:	sole member

		By:	G REIT, Inc.,
a Maryland corporation,
		Its:	General Partner

			By:	/s/ Andrea R. Biller

			Name:	Andrea R. Biller
			Title:	Executive Vice President

BUYER:
LEGACY PARTNERS REALTY FUND II, LLC,
a Delaware limited liability company

By:	Legacy Partners Investment Management Services, LLC
a Delaware limited liability company
Its:	Managing Member

	By:	/s/ Robert F. Phipps

	Name:	Robert F. Phipps
	Title:	V. P.